Financial News Release

CONTACTS:
Bill Trupkiewicz	Annie Leschin
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
970.407.6770	970.407.6555
bill.trupkiewicz@aei.com	ir@aei.com

ADVANCED ENERGY ANNOUNCES FIRST QUARTER RESULTS

•	Revenue of $141 million

•	GAAP earnings of $0.52 per diluted share

•	Non-GAAP earnings of $0.57 per diluted share

•	Ended quarter with $156 million in cash

Fort Collins, Colo., May 4, 2015 - Advanced Energy Industries, Inc. (Nasdaq: AEIS) today announced financial results for the first quarter ended March 31, 2015. The company reported first quarter sales of $141.1 million compared with $152.7 million in the fourth quarter of 2014 and $140.9 million in the first quarter of 2014. Net income was $21.3 million or $0.52 per diluted share. On a non-GAAP basis, adjusted net income was $23.6 million or $0.57 per diluted share. A reconciliation of non-GAAP net income and earnings per share is provided in the tables below. The company ended the quarter with $155.9 million in cash and marketable securities, a sequential increase of $27.5 million.
“With another record quarter in our semiconductor applications and a mix shift to higher margin products we drove significantly higher profitability this quarter,” said Yuval Wasserman, President and CEO of Advanced Energy. “Our agile business model and diversity of applications allow us to effectively respond to changing market dynamics. With an enhanced management team, a growing number of opportunities in current and target applications and ongoing global expansion, we are building upon our leadership position in precision power products.”

Precision Power Products
Precision Power Products sales were $105.8 million in the first quarter of 2015, essentially in-line with $105.9 million in the fourth quarter of 2014 and a 27.7% increase from $82.9 million in the first quarter of 2014. These results were due to record semiconductor sales and were partially offset by cyclicality in our industrial and flat panel display applications.
Inverters
Inverter sales were $35.3 million in the first quarter of 2015, down 24.7% from $46.8 million in the fourth quarter of 2014, and down 39.3% from $58.1 million in the first quarter of 2014. Solar inverters were impacted by seasonality, pricing pressure and the effect on sales of our pursuit of strategic alternatives for this business.
Net Income
Net income for the first quarter of 2015 was $21.3 million or $0.52 per diluted share, compared with net income of $9.3 million or $0.23 per diluted share in the fourth quarter of 2014, and $14.7 million or $0.35 per diluted share in the first quarter last year. On a non-GAAP basis adjusted net income this quarter increased to $23.6 million or $0.57 per diluted share from $20.6 million or $0.50 per diluted share in the fourth quarter of 2014, and $18.1 million or $0.43 per diluted share in the same period last year.
Second Quarter 2015 Guidance
Based on the company’s current view, guidance for the second quarter of 2015 is within the following ranges:

•	Sales of $126 million to $136 million

•	GAAP earnings per share of $0.32 to $0.36

•	Non-GAAP earnings per share of $0.38 to $0.41
First Quarter 2015 Conference Call
Management will host a conference call tomorrow morning, Tuesday, May 5, 2015, at 8:30 a.m. Eastern Time to discuss Advanced Energy's financial results. Domestic callers may access this conference call by dialing 855-232-8958. International callers may access the call by dialing 315-625-6980. Participants will need to provide conference pass code 29371496. For a replay of this teleconference, please call 855-859-2056 or 404-537-3406 and enter pass code 29371496. The replay will be available for one week following the conference call. A webcast will also be available on the Investor Relations web page at http://ir.advanced-energy.com.

About Advanced Energy
Advanced Energy is a global leader in innovative power and control technologies for high-growth, precision power conversion solutions. Advanced Energy is headquartered in Fort Collins, Colorado, with dedicated support and service locations around the world. For more information, go to www.advanced-energy.com.
This release includes GAAP and non-GAAP income and per-share earnings data. Please note that beginning in 2013, Advanced Energy redefined its non-GAAP measures to exclude restructuring charges, acquisition-related costs, stock based compensation and amortization of intangibles and tax release items. For our second quarter 2015 guidance, we expect stock based compensation of $0.6 million, amortization of intangibles of $1.9 million and restructuring charges ranging between $0.2 million and $1.0 million in our inverter business as we continue to reduce costs in that business. These non-GAAP measures are not in accordance with, or an alternative for, similar measures calculated under generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Advanced Energy believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Additionally, the company believes that these non-GAAP measures, in combination with its financial results calculated in accordance with GAAP, provide investors with additional perspective. While some of the excluded items may be incurred and reflected in the company’s GAAP financial results in the foreseeable future, the company believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred. The use of non-GAAP measures has limitations in that such measures do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP, and these measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures.
Please refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.
Forward-Looking Statements
The company’s guidance with respect to anticipated financial results for the second quarter ending June 30, 2015, and other statements that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: (a) the effects of global macroeconomic conditions upon demand for our products; (b) the volatility and cyclicality of the industries the company serves, particularly the semiconductor industry; (c) the volatility, seasonality and delays of renewable energy projects and inverter sales; (d) our ability to integrate successfully the operations of companies we acquire, including the retention of key employees of such companies, realization of the benefits of such companies’ products, the total available market and expected sales of such products, and product cost expectations surrounding the fabless manufacturing models for REFUsol and the power control modules product line we acquired from AEG Power Solutions GmbH; (e) opportunities that might present themselves, or actions we might take, as a result of our exploration of strategic alternatives for our solar inverter business, (f) with regard to the renewable energy market, tariffs on Chinese & Taiwanese solar panels, the continuation of feed-in-tariffs and other incentives in Europe and elsewhere for inverters, including the RPS (renewable portfolio standards), the timing and availability of grant programs in North America and Europe and the reduction of the investment tax credit for solar facilities in the United States after 2016; (g) the impact of price changes resulting from a variety of factors including increased competition in the solar inverter equipment market; (h) the timing of orders received from customers; (i) the company’s ability to realize benefits from cost improvement efforts including avoided costs, restructuring plans and inorganic growth; (j) the company’s ability to obtain materials and manufacture products; and (k) unanticipated changes to management's estimates, reserves or allowances. These and other risks are described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission (the “SEC”). These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained from Advanced Energy's investor relations page at http://ir.advanced-energy.com or by contacting Advanced Energy's investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. Aspirational goals and targets discussed on the conference call or in the presentation materials should not be interpreted in any respect as guidance. The company assumes no obligation to update the information in this press release.

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ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended
	March 31,		December 31,
	2015	2014	2014

SALES	$141,118	$140,948	$152,718
COST OF SALES	81,374	88,287	111,839
GROSS PROFIT	59,744	52,661	40,879
	42.3%	37.4%	26.8%
OPERATING EXPENSES:
Research and development	14,242	14,142	14,080
Selling, general and administrative	21,754	19,731	21,070
Restructuring charges	—	—	929
Amortization of intangible assets	1,891	1,875	2,027
Total operating expenses	37,887	35,748	38,106
OPERATING INCOME	21,857	16,913	2,773
OTHER INCOME (EXPENSE), NET	1,066	(96)	(56)
Income before income taxes	22,923	16,817	2,717
Provision (benefit) for income taxes	1,647	2,102	(6,602)
NET INCOME	$21,276	$14,715	$9,319

Basic weighted-average common shares outstanding	40,740	40,814	40,329
Diluted weighted-average common shares outstanding	41,129	41,870	40,757

EARNINGS PER SHARE:

BASIC EARNINGS PER SHARE	$0.52	$0.36	$0.23
DILUTED EARNINGS PER SHARE	$0.52	$0.35	$0.23

ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2015	2014
ASSETS	UNAUDITED

Current assets:
Cash and cash equivalents	$152,827	$125,285
Marketable securities	3,085	3,083
Accounts receivable, net	121,746	124,150
Inventories, net	98,052	95,082
Deferred income tax assets	13,986	14,011
Income taxes receivable	10,047	5,555
Other current assets	10,458	9,588
Total current assets	410,201	376,754

Property and equipment, net	25,964	28,976

Deposits and other	1,667	2,052
Goodwill and intangibles, net	231,723	250,403
Deferred income tax assets	25,668	26,384
Total assets	$695,223	$684,569

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$60,568	$53,040
Other accrued expenses	54,763	59,530
Total current liabilities	115,331	112,570

Long-term liabilities	95,624	97,034

Total liabilities	210,955	209,604

Stockholders' equity	484,268	474,965
Total liabilities and stockholders' equity	$695,223	$684,569

* December 31, 2014 amounts are derived from the December 31, 2014 audited Consolidated Financial Statements.

ADVANCED ENERGY INDUSTRIES, INC.
SEGMENT INFORMATION (UNAUDITED)
(in thousands)

	Three Months Ended
	March 31,		December 31,
	2015	2014	2014
SALES:
Precision Power Products	$105,840	$82,872	$105,873
Inverters	35,278	58,076	46,845
Total Sales	$141,118	$140,948	$152,718

OPERATING INCOME (LOSS):
Precision Power Products	$31,103	$23,211	$30,759
Inverters	(9,246)	(6,298)	(27,057)
Total segment operating income	21,857	16,913	3,702
Restructuring charges	—	—	(929)
Other income (expense), net	1,066	(96)	(56)
Income (loss) before income taxes	$22,923	$16,817	$2,717

ADVANCED ENERGY INDUSTRIES, INC.
SELECTED OTHER DATA (UNAUDITED)
(in thousands)

Reconciliation of Non-GAAP measure - operating expenses and operating income, excluding certain items	Three Months Ended
	March 31,		December 31,
	2015	2014	2014

Gross Profit, as reported	$59,744	$52,661	$40,879
Operating expenses, as reported	37,887	35,748	38,106
Adjustments:
Restructuring charges	—	—	(929)
Acquisition-related costs	—	(260)	—
Stock-based compensation	(589)	(1,764)	(245)
Amortization of intangible assets	(1,891)	(1,875)	(2,027)
Nonrecurring inventory impairment	—	—	(13,320)
Non-GAAP operating expenses	35,407	31,849	21,585
Non-GAAP operating income	$24,337	$20,812	$19,294

Reconciliation of Non-GAAP measure - income excluding certain items	Three Months Ended
	March 31,		December 31,
	2015	2014	2014

Income, net of tax, as reported	$21,276	$14,715	$9,319
Adjustments, net of tax
Restructuring charges	—	—	604
Acquisition-related costs	—	228	—
Stock-based compensation	547	1,544	159
Amortization of intangible assets	1,755	1,642	1,427
Nonrecurring inventory impairment	—	—	9,058
Non-GAAP income, net of tax	$23,578	$18,129	$20,567

Reconciliation of Non-GAAP measure - per share earnings excluding certain items	Three Months Ended
	March 31,		December 31,
	2015	2014	2014

Diluted earnings per share, as reported	$0.52	$0.35	$0.23
Add back:
per share impact of Non-GAAP adjustments, net of tax	0.05	0.08	0.27
Non-GAAP per share earnings	$0.57	$0.43	$0.50